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                                                                     Exhibit 4.1


                                                                [EXECUTION COPY]


                               SECOND AMENDMENT TO
                              THE CREDIT AGREEMENT


         This SECOND AMENDMENT, dated as of June 26, 1998 (this "AMENDATORY AGREEMENT"), to the Existing Credit Agreement (as defined below), is made among DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "BORROWER"), the various financial institutions signatories hereto as Revolving Lenders (the "REVOLVING LENDERS"), DLJ CAPITAL FUNDING, INC., as syndication agent (the "SYNDICATION AGENT"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation agent (the "DOCUMENTATION AGENT"), BANKERS TRUST COMPANY, as administrative agent (the "ADMINISTRATIVE AGENT") and BANK ONE, N.A., as facility agent (the "FACILITY AGENT").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Borrower, the Lenders, and the Agents are parties to a Credit Agreement, dated as of September 29, 1997, as amended by Amendment No. 1 thereto (as so amended, the "EXISTING CREDIT AGREEMENT");

         WHEREAS, the Borrower has requested that the Revolving Lenders amend the Existing Credit Agreement in certain respects; and

         WHEREAS, the Revolving Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "CREDIT AGREEMENT");

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                     PART I
                                   DEFINITIONS

         SUBPART I.1. CERTAIN DEFINITIONS. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):
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         "ADMINISTRATIVE AGENT" is defined in the PREAMBLE.

         "AMENDATORY AGREEMENT" is defined in the PREAMBLE.

         "AMENDMENT NO. 2" is defined in SUBPART 3.1.

         "BORROWER" is defined in the PREAMBLE.

         "CREDIT AGREEMENT" is defined in the THIRD RECITAL.

         "DOCUMENTATION AGENT" is defined in the PREAMBLE.

         "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "FACILITY AGENT" is defined in the PREAMBLE.

         "SECOND AMENDMENT EFFECTIVE DATE" is defined in SUBPART 3.1.

         "REVOLVING LENDERS" is defined in the PREAMBLE.

         "SYNDICATION AGENT" is defined in the PREAMBLE.

         SUBPART I.2. OTHER DEFINITIONS. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.


                                     PART II
                                AMENDMENTS TO THE
                            EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

         SUBPART II.1. AMENDMENTS TO SECTION 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:


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         "AMENDMENT NO. 2" means the Second Amendment to the Credit Agreement, dated as of June 26, 1998, among the Borrower, the Revolving Lenders signatory thereto, and the Agents.

         "SECOND AMENDMENT EFFECTIVE DATE" is defined in Subpart 3.1 of Amendment No. 3.

         SUBPART 2.2. Clause (b) of Section 7.2.4 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

                  (b) FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter to be less than the ratio of 1.30:1; PROVIDED, that for purposes of computing the Fixed Charge Coverage Ratio for any period commencing with the Fiscal Quarter ending June 30, 1998, "CAPITAL EXPENDITURES" shall not include any expenditures for the purchase of Rental Equipment made during such period which, in accordance with GAAP, would be classified as capital expenditures.

         SUBPART 2.3. Section 7.2.7 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

                  SECTION 7.2.7. CAPITAL EXPENDITURES, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in excess of 8% of the total consolidated revenues of the Borrower and its Subsidiaries for the immediately preceding Fiscal Year (with the revenues of any Subsidiary of the Borrower acquired during such Fiscal Year to include all revenues of such Subsidiary for the portion of such Fiscal Year preceding such acquisition); PROVIDED, HOWEVER, that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, up to 50% of such excess amount may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrower to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall to be deemed to be used prior to the Borrower and its Subsidiaries using the amount of Capital Expenditures permitted by this Section without giving effect to such carry-forward).

         SUBPART 2.4. Clause (c) of Section 7.2.9 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

                  (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or

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         substantially all of the assets of any Person, or acquire such Person by merger, if permitted (without duplication) by SECTION 7.2.5 to be made as an Investment.

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                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         SUBPART III.1. SECOND AMENDMENT EFFECTIVE DATE. This Amendatory Agreement (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as "AMENDMENT NO. 2", on the date (the "SECOND AMENDMENT EFFECTIVE DATE") when all of the conditions set forth in this SUBPART 3.1 have been satisfied.

         SUBPART III.1.1. EXECUTION OF COUNTERPARTS. The Facility Agent shall have received counterparts of this Amendatory Agreement, duly executed and delivered on behalf of the Borrower and each of the Required Revolving Lenders.

         SUBPART III.1.2. EXECUTION OF LOAN DOCUMENTS, ETC. The Facility Agent shall have received counterparts of a supplement to the Subsidiary Guaranty and a supplement to the Subsidiary Security Agreement, duly executed and delivered by Concrete Accessories, Inc. and the Facility Agent, together with (i) certificates representing all of the issued and outstanding shares of Capital Stock of Concrete Accessories, Inc. owned by the Borrower, along with undated stock powers for such certificates, executed in blank, and (ii) acknowledgment copies of Uniform Commercial Code financing statements executed and delivered by Concrete Accessories, Inc., as debtor, and the Facility Agent, as secured party, filed under the UCC in all jurisdictions necessary or, in the reasonable opinion of the Agents, desirable to perfect the security interest of the Facility Agent pursuant to the Subsidiary Security Agreement.

         SUBPART III.1.3. LEGAL DETAILS, ETC. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agents and their counsel. The Agents and their counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agents or their counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Agents and their counsel.


                                     PART IV
                                  MISCELLANEOUS

         SUBPART IV.1. CROSS-REFERENCES. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

         SUBPART IV.2. LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

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         SUBPART IV.3. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. The Borrower
represents and warrants on the Second Amendment Effective Date for its Subsidiaries and itself, both before and after giving effect to this Amendatory Agreement, as follows:

                  (a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding those contained in Section 6.7 thereof) and in each other Loan Document are, in each case, true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date);

                  (b) no adverse development has occurred in any litigation, action, proceeding, labor controversy, arbitration or governmental investigation disclosed pursuant to Section 6.7 of the Credit Agreement which could reasonably be expected to have a Material Adverse Effect;

                  (c) the sum of (A) the aggregate outstanding principal amount of all Revolving Loans and (B) the aggregate amount of all Letter of Credit Outstandings does not exceed the lesser of (c) the Revolving Loan Commitment Amount and (y) the Borrowing Base Amount; and

                  (d) no Default has occurred and is continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

         SUBPART IV.4. SUCCESSORS AND ASSIGNS. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART IV.5. COUNTERPARTS. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART IV.6. GOVERNING LAW. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendatory
Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     DAYTON SUPERIOR CORPORATION


                                     By:
                                        ----------------------------------------
                                        Title:



                                     BANK ONE,  N.A., as Facility Agent and a
                                     Revolving Lender


                                     By:
                                        ----------------------------------------
                                        Title:



                                     BANK OF AMERICA NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION, as
                                     Documentation Agent and a Revolving Lender


                                     By:
                                        ----------------------------------------
                                        Title:



                                     NATIONAL CITY BANK OF DAYTON, as
                                     a Revolving Lender


                                     By:
                                        ----------------------------------------
                                        Title:


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                                     DLJ CAPITAL FUNDING, INC., as
                                     Syndication Agent


                                     By:
                                        ----------------------------------------
                                        Title:



                                     BANKERS TRUST COMPANY, as
                                     Administrative Agent


                                     By:
                                        ----------------------------------------
                                        Title: